UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2005

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 4.7
EXHIBIT 4.8
EXHIBIT 4.9

Item 1.01 Entry into a Material Definitive Agreement.

Long-Term Incentive Plan

At the 2005 Annual Meeting of Shareholders on May 12, 2005, the shareholders of Avista Corporation (Avista Corp. or the Company) approved the Company’s Long-Term Incentive Plan (the “Plan”), as amended. Except as described below, the terms of the Plan are substantially identical to those that were approved by the shareholders of Avista Corp. when the Plan was first implemented in 1998. The amendments to the Plan:

•	authorize an additional 1,000,000 shares for award under the Plan, which shares may be awarded as stock options, stock appreciation rights, performance share awards, stock awards, or other stock-based awards;

•	address applicable listing requirements of the New York Stock Exchange;

•	address applicable requirements of the Sarbanes-Oxley Act of 2002:

•	address the requirements of recently enacted Section 409A of the Internal Revenue Code of 1986 (the “Code”), as amended, which prescribes new rules governing deferred compensation;

•	address changes to the Code requirements governing incentive stock options; and

•	prohibit the “repricing” of stock options.

The Plan is intended to enhance the long-term shareholder value of the Company by offering opportunities to employees, directors and officers of the Company and its subsidiaries to participate in the Company’s growth and success, to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

Issuance of First Mortgage Bonds

On May 13, 2005, Avista Corp. issued $83.7 million of non-transferable First Mortgage Bonds (the “Collateral Bonds”) under its Mortgage and Deed of Trust, dated as of June 1, 1939, as amended and supplemented (the “Mortgage”), in order to provide the benefit of the lien of the Mortgage to secure its obligations with respect to previously issued and outstanding debt securities, namely the $83.7 million of Pollution Control Revenue Bonds issued for the benefit of the Company by the City of Forsyth, Montana. The Collateral Bonds were issued to J.P. Morgan Trust Company, N.A., as Trustee under the Trust Indentures in order to suspend certain negative covenants, which had limited the Company’s ability to issue additional secured debt. In connection with this transaction, the Company also retired $83.7 million of First Mortgage Bonds that had previously been issued in December 2004.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

4.1	Thirty-Eighth Supplemental Indenture, dated as of May 1, 2005.

4.2	First Supplemental Loan Agreement between City of Forsyth, Montana and Avista Corporation, dated as of May 1, 2005, relating to $66,700,000 City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999A.

4.3	First Supplemental Trust Indenture between City of Forsyth, Montana and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association) as Trustee, dated as of May 1, 2005, relating to $66,700,000 City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999A.

4.4	First Supplemental Loan Agreement between City of Forsyth, Montana and Avista Corporation, dated as of May 1, 2005, relating to $17,000,000 City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B.

4.5	First Supplemental Trust Indenture between City of Forsyth, Montana and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, National Association) as Trustee, dated as of May 1, 2005, relating to $17,000,000 City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B.

4.6	Loan Agreement, Restated as of May 1, 2005, between City of Forsyth, Montana and Avista Corporation, relating to $66,700,000 City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999A.

4.7	Trust Indenture, Restated as of May 1, 2005, between City of Forsyth, Montana and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, N.A.) as Trustee, relating to $66,700,000 City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999A.

4.8	Loan Agreement, Restated as of May 1, 2005, between City of Forsyth, Montana and Avista Corporation, relating to $17,000,000 City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B.

4.9	Trust Indenture, Restated as of May 1, 2005, between City of Forsyth, Montana and J.P. Morgan Trust Company, N.A. (successor in interest to Chase Manhattan Bank and Trust Company, N.A.) as Trustee, relating to $17,000,000 City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 1999B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION

(Registrant)

Date: May 18, 2005	/s/ Malyn K. Malquist

Malyn K. Malquist Senior Vice President, Chief Financial Officer and Treasurer